NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2012 FINANCIAL RESULTS
Record Fourth Quarter and Full-Year Revenue, Operating and
Net Income and Earnings per Share Delivered

Fourth Quarter Highlights

•	Revenues up 18.8% to $410.4 million fueled by double-digit growth in Mortgage Origination Services and Data and Analytics segments.

•	Operating income up 211.5% to $48.1 million reflecting higher revenues, the benefit of operating leverage and cost reduction programs.

•	Adjusted EBITDA up 49.5% to $106.4 million; adjusted EBITDA margin of 25.9%, up 530 basis points.

•
Net income from continuing operations and diluted EPS from continuing operations of $16.6 million and $0.17 per share, up from net loss of $6.3 million and $0.06 per share, respectively. Adjusted EPS of $0.36, up 140.0%.

Full-Year Highlights

•	Revenues up 17.1% to $1,567.6 million reflecting growth in all business segments.

•	Operating income up 150.6% to $222.3 million reflecting higher revenues, the benefit of operating leverage and cost reduction programs.

•	Adjusted EBITDA up 54.5% to $450.5 million; adjusted EBITDA margin of 28.7% up 690 basis points.

•
Net income from continuing operations up 129.7% to $122.9 million. Diluted EPS from continuing operations up 147.9% to $1.19 and adjusted EPS up 116.4% to $1.58. Higher net income and EPS reflect strong operating results and share repurchases.

•	Company completed repurchase of 10 million common shares and reduced debt by $115.9 million.

Irvine, Calif., February 21, 2013 - CoreLogic (NYSE:CLGX), a leading residential property information, analytics and services provider, today reported financial results for the full year and quarter ended December 31, 2012.

“2012 was an exceptional year for CoreLogic. We are entering 2013 a higher-growth, higher-margin company that is capitalizing on the opportunities presented by a gradually improving housing market. Despite market forecasts indicating a reduction in loan origination volumes, we believe CoreLogic is positioned to deliver revenue and profit growth in 2013,” said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “Over the course of 2013, we expect to continue to reinvest in strategic growth areas and our technology transformation initiatives, and to return capital to our shareholders.”

“We delivered record financial results in 2012. For the fourth quarter, we achieved double-digit top and bottom-line growth driven by strong origination volumes, accelerating growth of Data and Analytics revenues and the successful execution of our Project 30 cost reduction plan. We are exiting 2012 with significant financial flexibility and our focus remains squarely on profitable top-line growth, margin expansion and free cash flow generation," said Frank Martell, Chief Financial Officer of CoreLogic.

Fourth Quarter Financial Highlights

Consolidated fourth quarter revenues increased $65.0 million or 18.8% to $410.4 million. Mortgage Origination Services segment (MOS) revenues grew $48.2 million or 37.6% to $176.4 million as a result of increased market demand for credit and tax services and flood certifications, market-share gains and improved pricing in certain product lines. Data & Analytics segment (D&A) revenues increased $17.8 million or 12.3% to $162.4 million driven principally by higher demand for property-related information and analytics as well as advisory services related to assisting clients with regulatory compliance. Asset Management and Processing Services segment (AMPS - previously Default Services) revenues of $77.2 million were down 2.1% or $1.7 million reflecting lower field services revenues, partially offset by growth in loss mitigation and collateral solutions revenues.

Operating income totaled $48.1 million for the fourth quarter of 2012 compared with $15.4 million for the fourth quarter of 2011. The increase in operating income was due primarily to revenue growth, increased operating leverage and cost reductions which more than offset cash investments of $6.4 million, one-time non-cash charges of $4.4 million related to the Technology Transformation Initiative (TTI) and other non-recurring restructuring charges of $7.8 million. Fourth quarter 2012 operating income margins were 11.7% compared with 4.5% for the fourth quarter of 2011. Fourth quarter 2011 operating income included one-time impairment charges associated with facility consolidations of $14.2 million, one-time investments in improving operating efficiency and the review of strategic alternatives of $7.1 million and Project 30-related severance of $6.2 million.

Fourth quarter 2012 net income from continuing operations totaled $16.6 million compared with a loss of $6.3 million for the same prior year period. The increase in net income from continuing operations was principally attributable to revenue growth, margin expansion from operating efficiencies and lower interest expense. Fourth quarter 2011 net income from continuing operations included the after-tax impacts of one-time impairment charges associated with facility consolidations, investments in improving operating efficiency and Project 30-related severance discussed previously.

Diluted earnings per share (EPS) from continuing operations totaled $0.17 for the fourth quarter of 2012 compared with a loss of $0.06 in the fourth quarter of 2011. Adjusted diluted EPS totaled $0.36, which represented a $0.21 increase over the same 2011 period. Increases in EPS and adjusted EPS reflect higher revenue and profit margins as well as the impact of share repurchases.

Adjusted EBITDA totaled $106.4 million in the fourth quarter 2012, up $35.2 million or 49.5% from fourth quarter 2011. Fourth quarter 2012 adjusted EBITDA included cash investments of $6.4 million related to the launch of the TTI. The Company's fourth quarter 2012 adjusted EBITDA margin was 25.9% compared with 20.6% in the fourth quarter of 2011. Fourth quarter 2012 adjusted EBITDA margin excluding TTI cash investment was 27.5%. MOS adjusted EBITDA increased 55.5% to $68.4 million compared with prior-year levels fueled by higher origination volumes, market share gains and cost reductions. D&A adjusted EBITDA totaled $43.3 million, a 4.8% increase from fourth quarter 2011 as growth in advisory services revenues and increased demand for property valuation and analytical solutions more than offset increased reinvestment in new product and service capabilities. Adjusted EBITDA attributable to AMPS was $9.7 million, a 4.6% increase.

Cost Reduction Programs

Full-year 2012 cost reductions related to the Company's previously announced Project 30 program were approximately $62.2 million. Project 30 cost savings relate primarily to workforce reductions in corporate shared services and information technology (IT), the outsourcing of certain IT and business process functions and cuts in spending on real estate and outside services.

During 2012, CoreLogic launched the TTI which represents an expansion and extension of Project 30. The primary objective of the TTI is to convert the Company's existing technology infrastructure to a new platform which is expected to provide CoreLogic with new functionality, increased performance and a reduction in application management and development costs. Fourth-quarter and full-year charges related to TTI implementation totaled $10.8 million and $33.2 million, respectively.

Liquidity and Capital Resources

At December 31, 2012, the Company had cash and cash equivalents of $148.9 million compared with $259.3 million at December 31, 2011. The principal drivers of the change in cash balances during 2012 follow:

•
Free cash flow (FCF) totaled $277.8 million for the full year 2012, which represented 61.7% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

•	During the second and third quarters of 2012, CoreLogic repurchased 10 million common shares for a total of $226.6 million.

•	During December 2012, the Company acquired CDS Business Mapping, LLC for $78.0 million in cash.

•
Total debt as of December 31, 2012 was $792.4 million, down $115.9 million from December 31, 2011. The reduction in outstanding debt was primarily the result of the Company's previously announced debt reduction plan completed during the first half of 2012.

As of December 31, 2012, the Company had available capacity on its revolving credit facility of approximately $500.0 million.

Segment and Financial Reporting

As part of CoreLogic's ongoing focus on enhancing its business operations and financial reporting, the Company made the following changes to its financial reporting commencing during the fourth quarter of 2012:

•
The Company's geo-spatial property data and analytics business operations are now reported as part of the D&A segment. This operation was initially launched as part of the Company's flood zone certification operations and, as a result, was previously reported in the MOS segment. The CDS Business Mapping, LLC acquisition, along with the growth in our existing geo-spatial operations, has resulted in CoreLogic entering 2013 as a leading provider of precise location-based data and analytics to the property and casualty insurance, energy and telecommunications industries.

•
Reflecting a change in business mix away from default-related business process outsourcing toward asset management, valuation and loss mitigation services, the Company has renamed its Default Services segment Asset Management and Processing Solutions or AMPS.

•	The Company has migrated to a functional operating statement which includes expense categories for costs of services and selling, general and administrative.

The Company believes this updated reporting convention will facilitate the review and analysis of its results. Three years of reclassified quarterly segment results (on an unaudited basis) can be accessed at http://investor.corelogic.com.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Friday, February 22, 2013, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-866-543-6408 for U.S./Canada callers or 617-213-8899 for international callers. The Conference ID for the call is 75063583.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 66504121.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading property information, analytics and services provider in the United States and Australia. The Company's combined data from public, contributory, and proprietary sources includes over 3.3 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, transportation and government. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in seven countries. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including future revenue and profit growth, future margin improvement, future adjusted EBITDA and adjusted EPS performance, and future free cash flow generation and margin expansion, our ability to meet our 2013 business, strategic growth and financial objectives and generate longer-term positive returns including return on capital for our stockholders; the Company's full-year expected results and 2013 financial guidance; estimated future cost savings and the impact thereof; mortgage and housing market trends, including mortgage origination and mortgage delinquency volumes; net operating expense reductions, expected non-recurring cash and non-cash charges; and targeted cost reductions including Project 30 and the Technology Transformation Initiative. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Reports on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to or increase in prices for data from various external sources; government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including the Consumer Financial Protection Bureau and with respect to the use of public records and consumer data; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally, together with our customer concentration and the impact of these factors thereon; our growth strategy and cost reduction plan and our ability to significantly decrease future allocated costs and other amounts in connection therewith; risks related to the outsourcing of services and our international operations; the inability to control the operations and dividend policies of our partially-owned affiliates; impairments in our goodwill or other intangible assets; and the restrictive covenants in the agreements governing certain of our outstanding indebtedness. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA and adjusted EPS provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other one-time adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 40%. Adjusted EPS is derived by dividing adjusted net income by diluted weighted shares. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
UNAUDITED

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
Operating revenue	$410,411	$345,398	$1,567,633	$1,338,547
Cost of services (exclusive of depreciation and amortization below)	223,900	194,856	839,593	749,064
Selling, general and administrative expenses	98,141	103,720	372,066	385,252
Depreciation and amortization	40,281	31,386	133,714	115,546
Total operating expenses	362,322	329,962	1,345,373	1,249,862
Operating income	48,089	15,436	222,260	88,685
Interest expense:
Interest income	795	823	3,056	4,827
Interest expense	13,062	15,333	55,524	63,117
Total interest expense, net	(12,267)	(14,510)	(52,468)	(58,290)
(Loss)/gain on investments and other, net	1,349	(26,778)	(2,516)	60,005
Income from continuing operations before equity in earnings of affiliates and income taxes	37,171	(25,852)	167,276	90,400
Provision for income taxes	27,174	(9,651)	80,396	67,175
Income from continuing operations before equity in earnings of affiliates	9,997	(16,201)	86,880	23,225
Equity in earnings of affiliates, net of tax	6,602	9,877	35,983	30,270
Net income from continuing operations	16,599	(6,324)	122,863	53,495
Loss from discontinued operations, net of tax	3,085	(15,999)	(15,056)	(127,124)
Gain/(loss) from sale of discontinued operations, net of tax	(5,435)	—	3,841	—
Net income/(loss)	14,249	(22,323)	111,648	(73,629)
Less: Net (loss)/income attributable to noncontrolling interests	(436)	(163)	(645)	980
Net income/(loss) attributable to CoreLogic	$14,685	$(22,160)	$112,293	$(74,609)
Amounts attributable to CoreLogic:
Income from continuing operations, net of tax	$17,035	$(6,161)	$123,508	$52,515
Loss from discontinued operations, net of tax	3,085	(15,999)	(15,056)	(127,124)
Gain/(loss) from sale of discontinued operations, net of tax	(5,435)	—	3,841	—
Net income/(loss) attributable to CoreLogic	$14,685	$(22,160)	$112,293	$(74,609)
Basic income/(loss) per share:
Income from continuing operations, net of tax	$0.17	$(0.06)	$1.20	$0.48
Loss from discontinued operations, net of tax	0.03	(0.15)	(0.15)	(1.16)
Gain/(loss) from sale of discontinued operations, net of tax	(0.06)	—	0.04	—
Net income/(loss) attributable to CoreLogic	$0.14	$(0.21)	$1.09	$(0.68)
Diluted income/(loss) per share:
Income from continuing operations, net of tax	$0.17	$(0.06)	$1.19	$0.48
Loss from discontinued operations, net of tax	0.03	(0.15)	(0.14)	(1.16)
Gain/(loss) from sale of discontinued operations, net of tax	(0.05)	—	0.04	—
Net income/(loss) attributable to CoreLogic	$0.15	$(0.21)	$1.09	$(0.68)
Weighted-average common shares outstanding:
Basic	97,513	106,508	102,913	109,122
Diluted	99,346	106,508	104,050	109,712
Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except per share value)	December 31,	December 31,
Assets	2012	2011
Current assets:
Cash and cash equivalents	$148,858	$259,266
Marketable securities	22,168	20,884
Accounts receivable (less allowance for doubtful accounts of $21,643 and $17,365 in 2012 and 2011, respectively)	255,148	213,339
Prepaid expenses and other current assets	50,036	51,659
Income tax receivable	14,084	15,110
Deferred income tax assets, current	98,836	86,518
Due from FAFC, net	—	621
Assets of discontinued operations	794	55,516
Total current assets	589,924	702,913
Property and equipment, net	186,617	214,237
Goodwill, net	1,504,232	1,472,206
Other intangible assets, net	171,584	164,365
Capitalized data and database costs, net	322,289	304,006
Investment in affiliates, net	94,227	113,809
Restricted cash	22,117	22,044
Other assets	138,837	125,120
Total assets	$3,029,827	$3,118,700
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$157,190	$122,859
Accrued salaries and benefits	114,165	86,444
Deferred revenue, current	242,282	201,689
Current portion of long-term debt	102	62,268
Liabilities of discontinued operations	3,352	27,399
Total current liabilities	517,091	500,659
Long-term debt, net of current	792,324	846,027
Deferred revenue, net of current	309,418	338,799
Deferred income tax liabilities, long-term	71,361	27,012
Other liabilities	168,687	161,382
Total liabilities	1,858,881	1,873,879
Equity:
CoreLogic, Inc.'s (CoreLogic) stockholders' equity:
Common stock, $0.00001 par value; 180,000 shares authorized; 97,698 and 106,544 shares issued and outstanding as of December 31, 2012 and 2011, respectively	1	1
Additional paid-in capital	866,720	1,053,447
Retained earnings	318,094	209,389
Accumulated other comprehensive loss	(15,514)	(20,316)
Total CoreLogic stockholders' equity	1,169,301	1,242,521
Noncontrolling interests	1,645	2,300
Total equity	1,170,946	1,244,821
Total liabilities and equity	$3,029,827	$3,118,700

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED

(in thousands)	2012	2011
Cash flows from operating activities:
Net income/(loss)	$111,648	$(73,629)
Less: Loss from discontinued operations, net of tax	(15,056)	(127,124)
Less: Gain/(loss) from sale of discontinued operations, net of tax	3,841	—
Income from continuing operations, net of tax	122,863	53,495
Adjustments to reconcile net income from continuing operations to net cash provided/(used in) by operating activities:
Depreciation and amortization	133,714	115,546
Provision for bad debts and claim losses	21,679	25,600
Share-based compensation	20,809	11,649
Tax benefit related to stock options	(947)	(363)
Equity in earnings of investee, net of taxes	(35,983)	(30,270)
Loss on sale of property	933	(8,061)
Loss on early extinguishment of debt	326	10,190
Deferred income tax	32,604	(16,203)
Loss/(gain) on investments and other, net	2,516	(60,005)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(37,340)	(15,893)
Prepaid expenses and other assets	2,903	(17,540)
Accounts payable and accrued expenses	57,192	(15,810)
Deferred revenue	10,836	(19,273)
Due from FAFC	621	(18,718)
Income taxes	(15,707)	86,994
Dividends received from investments in affiliates	70,666	42,929
Other assets and other liabilities	(25,386)	27,325
Net cash provided by operating activities - continuing operations	362,299	171,592
Net cash provided by/(used in) operating activities - discontinued operations	820	(10,655)
Total cash provided by operating activities	$363,119	$160,937
Cash flows from investing activities:
Purchases of property and equipment	$(52,600)	$(45,215)
Purchases of capitalized data and other intangible assets	(31,880)	(27,009)
Cash paid for acquisitions, net of cash acquired	(78,354)	(214,215)
Cash received from sale of subsidiary, net, including discontinued operations	10,000	28,054
Purchases of investments	—	(26,898)
Proceeds from sale of property and equipment	1,882	25,042
Proceeds from sale of investments	8,000	74,621
Change in restricted cash	86	2,091
Net cash used in by investing activities - continuing operations	(142,866)	(183,529)
Net cash used in investing activities - discontinued operations	(4,066)	(4,497)
Total cash used in by investing activities	$(146,932)	$(188,026)
Cash flows from financing activities:
Purchases of redeemable noncontrolling interests	$—	$(72,000)
Proceeds from long-term debt	50,000	858,154
Debt issuance costs	—	(22,810)
Repayments of long-term debt	(166,715)	(733,407)
Shares repurchased and retired	(226,629)	(176,512)
Proceeds from issuance of stock related to stock options and employee benefit plans	13,497	3,087
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,466)	(2,023)
Distribution to noncontrolling interests	(10)	(4,835)
Tax benefit related to stock options	947	363
Net cash used in financing activities - continuing operations	(332,376)	(149,983)
Net cash (used in)/provided by financing activities - discontinued operations	(71)	71
Total cash used in by financing activities	$(332,447)	$(149,912)
Net decrease in cash and cash equivalents	(116,260)	(177,001)
Cash and cash equivalents at beginning of year	259,266	426,212
Less: Change in cash and cash equivalents of discontinued operations	(3,317)	(15,081)
Plus: Cash swept from/(to) discontinued operations	2,535	(5,026)
Cash and cash equivalents at end of year	$148,858	$259,266

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA

	For the year ended December 31, 2012
(in thousands)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$109,958	$171,167	$48,384	$(162,368)	$135	$167,276
Pretax equity in earnings	2,197	55,571	—	313	—	58,081
Depreciation & amortization	72,391	26,013	11,930	23,515	(135)	133,714
Total interest expense	1,553	591	(284)	50,608	—	52,468
Stock-based compensation	4,328	5,137	124	11,220	—	20,809
Non-operating investment (gains)/losses	(2,429)	(263)	—	7,836	—	5,144
Efficiency investments	—	—	—	12,981	—	12,981
Adjusted EBITDA	$187,998	$258,216	$60,154	$(55,895)	$—	$450,473

	For the year ended December 31, 2011
(in thousands)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$74,251	$73,218	$44,555	$(102,465)	$841	$90,400
Pretax equity in earnings	1,512	47,673	(245)	555	—	49,495
Depreciation & amortization	67,230	22,510	7,484	19,163	(841)	115,546
Total interest expense	365	(2,895)	(214)	61,034	—	58,290
Stock-based compensation	3,220	4,213	460	3,756	—	11,649
Non-operating investment (gains)/losses	738	1,538	743	(61,273)	—	(58,254)
Efficiency investments	—	230	—	24,298	—	24,528
Adjusted EBITDA	$147,316	$146,487	$52,783	$(54,932)	$—	$291,654

	For the three months ended December 31, 2012
(in thousands)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$23,600	$52,536	$1,238	$(40,203)	$—	$37,171
Pretax equity in earnings	493	9,331	—	169	—	9,993
Depreciation & amortization	18,241	5,594	8,525	7,921	—	40,281
Total interest expense	(122)	131	(70)	12,328	—	12,267
Stock-based compensation	1,053	1,026	55	2,463	—	4,597
Non-operating investment (gains)/losses	—	(263)	—	(923)	—	(1,186)
Efficiency investments	—	—	—	3,285	—	3,285
Adjusted EBITDA	$43,265	$68,355	$9,748	$(14,960)	$—	$106,408

	For the three months ended December 31, 2011
(in thousands)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$21,083	$(3,490)	$5,542	$(49,002)	$15	$(25,852)
Pretax equity in earnings	424	14,939	(116)	259	—	15,506
Depreciation & amortization	18,038	5,569	3,532	4,262	(15)	31,386
Total interest expense	879	(736)	(73)	14,440	—	14,510
Stock-based compensation	857	1,248	183	(162)	—	2,126
Non-operating investment (gains)/losses	—	26,434	255	1,712	—	28,401
Efficiency investments	—	—	—	5,085	—	5,085
Adjusted EBITDA	$41,281	$43,964	$9,323	$(23,406)	$—	$71,162

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED DILUTED EPS

	For the year ended December 31, 2012
(in thousands, except per share amounts)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$109,958	$171,167	$48,384	$(162,368)	$135	$167,276
Pretax equity in earnings	2,197	55,571	—	313	—	58,081
Stock-based compensation	4,328	5,137	124	11,220	—	20,809
Non-operating investment (gains)/losses	(2,429)	(263)	—	7,836	—	5,144
Efficiency investments	—	—	—	12,981	—	12,981
Accelerated depreciation on TTI	—	—	—	8,749	—	8,749
Adjusted pretax income from continuing operations	$114,054	$231,612	$48,508	$(121,269)	$135	$273,040
Tax provision (40% rate)						109,216
Less: Net loss attributable to noncontrolling interests						(645)
Adjusted net income attributable to CoreLogic						$164,469
Weighted average diluted common shares outstanding						104,050
Adjusted diluted EPS						$1.58

	For the year ended December 31, 2011
(in thousands, except per share amounts)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$74,251	$73,218	$44,555	$(102,465)	$841	$90,400
Pretax equity in earnings	1,512	47,673	(245)	555	—	49,495
Stock-based compensation	3,220	4,213	460	3,756	—	11,649
Non-operating investment (gains)/losses	738	1,538	743	(61,273)	—	(58,254)
Efficiency investments	—	230	—	24,298	—	24,528
Accelerated depreciation on TTI	—	—	—	10,195	—	10,195
Asset impairments	5,210	—	1,803	—	—	7,013
Adjusted pretax income from continuing operations	$84,931	$126,872	$47,316	$(124,934)	$841	$135,026
Tax provision (40% rate)						54,010
Less: Net income attributable to noncontrolling interests						980
Adjusted net income attributable to CoreLogic						$80,036
Weighted average diluted common shares outstanding						109,712
Adjusted diluted EPS						$0.73

	For the three months ended December 31, 2012
(in thousands, except per share amounts)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$23,600	$52,536	$1,238	$(40,203)	$—	$37,171
Pretax equity in earnings	493	9,331	—	169	—	9,993
Stock-based compensation	1,053	1,026	55	2,463	—	4,597
Non-operating investment (gains)/losses	—	(263)	—	(923)	—	(1,186)
Efficiency investments	—	—	—	3,285	—	3,285
Accelerated depreciation on TTI	—	—	—	4,375	—	4,375
Adjusted pretax income from continuing operations	$25,146	$62,630	$1,293	$(30,834)	$—	$58,235
Tax provision (40% rate)						23,294
Less: Net loss attributable to noncontrolling interests						(436)
Adjusted net income attributable to CoreLogic						$35,377
Weighted average diluted common shares outstanding						99,346
Adjusted diluted EPS						$0.36

	For the three months ended December 31, 2011
(in thousands, except per share amounts)	Data & Analytics	Mortgage Origination Services	AMPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$21,083	$(3,490)	$5,542	$(49,002)	$15	$(25,852)
Pretax equity in earnings	424	14,939	(116)	259	—	15,506
Stock-based compensation	857	1,248	183	(162)	—	2,126
Non-operating investment (gains)/losses	—	26,434	255	1,712	—	28,401
Efficiency investments	—	—	—	5,085	—	5,085
Asset impairments	—	—	1,803	—	—	1,803
Adjusted pretax income from continuing operations	$22,364	$39,131	$7,667	$(42,108)	$15	$27,069
Tax provision (40% rate)						10,828
Less: Net income attributable to noncontrolling interests						(163)
Adjusted net income attributable to CoreLogic						$16,404
Weighted average diluted common shares outstanding						106,508
Adjusted diluted EPS						$0.15